                                                                Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces the Supplements dated April 23, 1997, May 6, 1997, May 13, 1997, May 22, 1997, June 6, 1997,
June 12, 1997, June 18, 1997 and June 24, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of July 2, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after July 2, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced an offering of up to 27,500,000 Shares (the "Subsequent Offering"). As of July 2, 1997, the Company had received subscription proceeds of $74,851,028 (7,485,103 Shares), including $643,293 (64,329 Shares) issued pursuant to the Reinvestment Plan, from 3,561 stockholders in connection with the Subsequent Offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $67,333,000. As of July 2, 1997, the Company had invested or committed for investment approximately $191,667,000 of aggregate net proceeds from the Initial Offering and the Subsequent Offering in 179 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $9,958,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of July 2, 1997, $3,368,296 of the Net Offering Proceeds from the Subsequent Offering had been incurred as Acquisition Fees to the Advisor.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between April 3, 1997 and July 2, 1997, the Company acquired 54 Properties, including 52 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the aggregate proceeds of the Initial Offering and the Subsequent Offering. These Properties are 13 Boston Market Properties (one in each of Arvada, Colorado; Liberty, Missouri; Indianapolis, Indiana; Vacaville, California; Lansing Michigan; San Antonio, Southlake, and Stafford, Texas; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), one Black-eyed Pea Property (in Scottsdale, Arizona), six Jack in the Box Properties (one in each of Enumclaw, Washington; Fresno, California; and Bacliff, Corinth, Channelview, and Garland, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), one Shoney's Property (in Guadalupe, Arizona), one Pizza Hut Property (in Dover,
Ohio), five Golden Corral Properties (one in each of Corpus Christi, Texas; Enid, Oklahoma; and Liberty, Missouri, and two in Jacksonville, Florida), two IHOP Properties (one in each of Leesburg and Fairfax,



July 10, 1997                                  Prospectus Dated April 18, 1997

Virginia), one Popeyes Property (in Starke, Florida), one Ruth's Chris Steak House Property (in Tampa, Florida), two Charley's Place Properties (one in each of King of Prussia, Pennsylvania, and McLean, Virginia), 15 Darryl's Properties (one in each of Evansville, Indiana; Louisville, Kentucky; Hampton, Virginia; Winston-Salem, North Carolina; Huntsville, Mobile and Montgomery, Alabama; Knoxville and Nashville, Tennessee; Orlando and Pensacola, Florida; and two in each of Raleigh, North Carolina, and Richmond, Virginia), three Houlihan's Properties (one in each of Bethel Park, Langhorne and Plymouth Meeting, Pennsylvania) and one KFC Property (in Putnam, Connecticut). For information regarding the Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.

      In connection with the purchase of the 13 Boston Market Properties, the two Einstein Bros. Bagels Properties, the six Jack in the Box Properties, the Shoney's Property, the five Golden Corral Properties, the two IHOP Properties, the Popeyes Property, the Ruth's Chris Steak House Property, the two Charley's Place Properties, the 15 Darryl's Properties, the three Houlihan's Properties and the KFC Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Pizza Hut Property in Dover, Ohio, and the eight Pizza Hut Properties previously acquired, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      The following table sets forth the location of the 54 Properties, including 52 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through July 2, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                                            PROPERTY ACQUISITIONS
                                   From April 3, 1997 through July 2, 1997
                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET                  $629,435      04/16/97   04/2012; five     10.38% of Total   for each lease    at any time
(the "Arvada Property")        (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Arvada Property is                                                    year and after    sales minus
located on the northwest                                                  every five        (ii) the
quadrant of West 55th                                                     years             minimum annual
Avenue and the Wadsworth                                                  thereafter        rent for such
Bypass, in Arvada,                                                        during the        lease year
Jefferson County, Colorado,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Arvada
Property include an
Applebee's, a Ruby Tuesday,
an IHOP, a Fazoli's, a
McDonald's, and several
local restaurants.

BOSTON MARKET                  $456,801      04/16/97   04/2012; five     10.38% of Total   for each lease    at any time
(the "Liberty #1 Property")    (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 5% of   year
                                                                          fifth lease       annual gross
The Liberty #1 Property is                                                year and after    sales minus
located at the southeast                                                  every five        (ii) the
corner of the intersection                                                years             minimum annual
of North Highway 291 and                                                  thereafter        rent for such
Landmark Avenue, in                                                       during the        lease year
Liberty, Clay County,                                                     lease term
Missouri, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Liberty #1
Property include a
Ponderosa, a KFC, a
Perkins, and a Pizza Hut.

                                                     -4-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

EINSTEIN BROS. BAGELS (10)     $422,512      04/16/97   04/2012; five     10.38% of Total   for each lease    at any time
(the "Dearborn Property")      (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Dearborn Property is                                                  year and after    sales minus
located on the southeast                                                  every five        (ii) the
corner of Telegraph Road                                                  years             minimum annual
and Sheridan Road, in                                                     thereafter        rent for such
Dearborn, Wayne County,                                                   during the        lease year
Michigan, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Dearborn
Property include a Boston
Market, a Subway Sandwich
Shop, and several local
restaurants.

JACK IN THE BOX (11)           $843,431      04/16/97   04/2015; four     $86,452 (6);      for each lease    at any time
(the "Enumclaw Property")      (3)(6)                   five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be renovated                              renewal options   after the fifth   annual gross      seventh
                                                                          lease year and    sales minus       lease year
The Enumclaw Property is                                                  after every       (ii) the
located at the northwest                                                  five years        minimum annual
corner of the intersection                                                thereafter        rent for such
of Griffin Avenue and Cedar                                               during the        lease year (5)
Street, in Enumclaw, King                                                 lease term
County, Washington, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger
King, a McDonald's, a Pizza
Hut, and a local
restaurant.

                                                     -5-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

SHONEY'S                       $679,095      04/16/97   04/2017; two      11% of Total      for each lease    at any time
(the "Guadalupe Property")     (excluding               five-year         Cost (4);         year, (i) 6% of   after the
Restaurant to be               development              renewal options   increases by      annual gross      seventh
constructed                    costs) (3)                                 10% after the     sales minus       lease year
                                                                          fifth lease       (ii) the
The Guadalupe Property is                                                 year and after    minimum annual
located within the                                                        every five        rent for such
southeast quadrant of                                                     years             lease year
Interstate 10 and Baseline                                                thereafter
Road, in Guadalupe,                                                       during the
Maricopa County, Arizona,                                                 lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Guadalupe
Property include a Denny's,
a Taco Bell, a KFC, a Jack
in the Box, a Waffle House,
and several local
restaurants.

BLACK-EYED PEA (7)             $769,863      04/17/97   02/2011           $105,450 (6);     None              at any time
(the "Scottsdale Property")    (3)(6)                                     increases to                        after the
Restaurant to be renovated                                                $107,511 during                     fifth lease
                                                                          the eleventh                        year
The Scottsdale Property is                                                through
located within the                                                        fourteenth
southeast quadrant of                                                     lease years
Indian Bend Road and Pima
Road, in Scottsdale,
Maricopa County, Arizona,
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Scottsdale
Property include a KFC, a
Denny's, an Arby's, a Taco
Bell, a McDonald's, and a
local restaurant.

                                                     -6-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

PIZZA HUT (8)(9)               $224,378      04/17/97   03/2017; two      $23,560;          None              at any time
(the "Dover Property")                                  ten-year          increases by                        after the
Land only                                               renewal options   10% after the                       seventh
                                                                          fifth and tenth                     lease year
The Dover Property is                                                     lease years and
located on the west side of                                               12% after the
Boulevard Street, in Dover,                                               fifteenth lease
Tuscarawas County, Ohio, in                                               year
an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Dover
Property include a Taco
Bell, a Long John Silver's,
a Friendly's, and several
local restaurants.

JACK IN THE BOX (11)           $1,049,420    04/29/97   04/2015; four     $107,566 (6);     for each lease    at any time
(the "Bacliff Property")       (3)(6)                   five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Bacliff Property is                                                   five years        minimum annual
located on the southeast                                                  thereafter        rent for such
corner of Texas State                                                     during the        lease year (5)
Highway 146 and FM 646, in                                                lease term
Bacliff, Galveston County,
Texas, in an area of mixed
commercial and residential
development.

                                                     -7-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET (12)             $860,790      04/29/97   04/2012; five     10.38% of Total   for each lease    at any time
(the "Indianapolis             (excluding               five-year         Cost (4);         year after the    after the
Property")                     development              renewal options   increases by      fifth lease       fifth lease
Restaurant to be               costs) (3)                                 10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Indianapolis Property                                                 every five        (ii) the
is located on the west side                                               years             minimum annual
of U.S. 31 South, in                                                      thereafter        rent for such
Indianapolis, Marion                                                      during the        lease year
County, Indiana, in an area                                               lease term
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Indianapolis Property
include a McDonald's, a
Steak N Shake, a Wendy's,
and several local
restaurants.

BOSTON MARKET                  $469,369      04/30/97   04/2012; five     10.38% of Total   for each lease    at any time
(the "San Antonio              (excluding               five-year         Cost (4);         year after the    after the
Property")                     development              renewal options   increases by      fifth lease       fifth lease
Restaurant to be               costs) (3)                                 10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The San Antonio Property is                                               every five        (ii) the
located at the northwest                                                  years             minimum annual
corner of Tezel Road and                                                  thereafter        rent for such
Camino Rosa, in San                                                       during the        lease year
Antonio, Bexar County,                                                    lease term
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located
in proximity to the San
Antonio Property include a
Burger King, a Taco Bell,
and several local
restaurants.

                                                     -8-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET (12)             $970,269      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Baltimore Property")     (including               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Baltimore Property is                                                 year and after    sales minus
located on the south side                                                 every five        (ii) the
of Security Boulevard and                                                 years             minimum annual
the north side of Whitehead                                               thereafter        rent for such
Court, in Baltimore,                                                      during the        lease year
Baltimore County, Maryland,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Baltimore
Property include a Wendy's,
a Red Lobster, a Burger
King, two McDonald's, an
IHOP, a Bennigan's, and
several local restaurants.

BOSTON MARKET (12)             $854,895      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Gambrills Property")     (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Gambrills Property is                                                 year and after    sales minus
located on the south side                                                 every five        (ii) the
of Maryland Route 3, south                                                years             minimum annual
of its intersection with                                                  thereafter        rent for such
Waugh Chapel Road, in                                                     during the        lease year
Gambrills, Anne Arundel                                                   lease term
County, Maryland, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Gambrills
Property include a Wendy's,
a Taco Bell, a Popeyes, a
Pizza Hut, a KFC, and a
McDonald's.

                                                     -9-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET (12)             $909,041      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Jessup Property")        (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Jessup Property is                                                    year and after    sales minus
located on the southeast                                                  every five        (ii) the
quadrant of U.S. Route 1                                                  years             minimum annual
and Assateague Drive, in                                                  thereafter        rent for such
Jessup, Howard County,                                                    during the        lease year
Maryland, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich
Shop, and several local
restaurants.

BOSTON MARKET                  $451,618      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Lansing Property")       (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 5% of   year
                                                                          fifth lease       annual gross
The Lansing Property is                                                   year and after    sales minus
located on the northeast                                                  every five        (ii) the
side of Cedar Street, north                                               years             minimum annual
of the intersection of                                                    thereafter        rent for such
American Road and Cedar                                                   during the        lease year
Street, in Lansing, Ingham                                                lease term
County, Michigan, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Lansing
Property include a Denny's,
a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.

                                                    -10-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET (12)             $629,929      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Riverdale Property")     (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Riverdale Property is                                                 year and after    sales minus
located within the                                                        every five        (ii) the
southeast corner of the                                                   years             minimum annual
intersection formed by                                                    thereafter        rent for such
Kenilworth Avenue and                                                     during the        lease year
Patterson Road, in                                                        lease term
Riverdale, Prince George's
County, Maryland, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Riverdale
Property include a Wendy's,
a McDonald's, and an IHOP.

BOSTON MARKET                  $711,882      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Vacaville Property")     (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Vacaville Property is                                                 year and after    sales minus
located on the southeast                                                  every five        (ii) the
corner of Nut Tree Parkway                                                years             minimum annual
and Helen Power Drive, in                                                 thereafter        rent for such
Vacaville, Solana County,                                                 during the        lease year
California, in an area of                                                 lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Vacaville
Property include an
Applebee's and several
local restaurants.

                                                    -11-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET (12)             $961,255      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Waldorf Property")       (excluding               five-year         Cost (4);         year after the    after the
Restaurant to be               development              renewal options   increases by      fifth lease       fifth lease
constructed                    costs) (3)                                 10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Waldorf Property is                                                   year and after    sales minus
located on the northwest                                                  every five        (ii) the
corner of Crain Highway and                                               years             minimum annual
Plaza Drive, in Waldorf,                                                  thereafter        rent for such
Charles County, Maryland,                                                 during the        lease year
in an area of mixed retail,                                               lease term
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Waldorf
Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno,
an Olive Garden, a Kenny
Rogers Roasters, a Taco
Bell, a Burger King, a
Checkers, and several local
restaurants.

EINSTEIN BROS. BAGELS (10)     $601,677      05/06/97   05/2012; five     10.38% of Total   for each lease    at any time
(the "Springfield              (excluding               five-year         Cost (4);         year after the    after the
Property")                     development              renewal options   increases by      fifth lease       fifth lease
Restaurant to be               costs) (3)                                 10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Springfield Property is                                               every five        (ii) the
located at the southeast                                                  years             minimum annual
quadrant of the                                                           thereafter        rent for such
intersection formed by Old                                                during the        lease year
Keene Mill Road and Rolling                                               lease term
Road, in Springfield,
Fairfax County, Virginia,
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Springfield Property
include two McDonald's and
several local restaurants.

                                                    -12-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

GOLDEN CORRAL (13)             $561,270      05/06/97   05/2012; four     10.75% of Total   for each lease    during the
(the "Jacksonville #1          (excluding               five-year         Cost (4)          year, 5% of the   first
Property")                     development              renewal options                     amount by which   through
Restaurant to be               costs) (3)                                                   annual gross      seventh
constructed                                                                                 sales exceed      lease years
                                                                                            $2,893,405 (5)    and the
The Jacksonville #1                                                                                           tenth
Property is located on the                                                                                    through
southwest corner of Merrill                                                                                   fifteenth
Road and Jane Street, in                                                                                      lease years
Jacksonville, Duval County,                                                                                   only
Florida, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Jacksonville #1 Property
include a Burger King, a
Hardee's, a Ryan's Family
Steak House, and several
local restaurants.

GOLDEN CORRAL (13)             $558,820      05/21/97   05/2012; four     10.75% of Total   for each lease    during the
(the "Corpus Christi           (excluding               five-year         Cost (4)          year, 5% of the   first
Property")                     closing and              renewal options                     amount by which   through
Restaurant to be               development                                                  annual gross      seventh
constructed                    costs) (3)                                                   sales exceed      lease years
                                                                                            $2,708,230 (5)    and the
The Corpus Christi Property                                                                                   tenth
is located on the southwest                                                                                   through
corner of South Padre                                                                                         fifteenth
Island Drive and                                                                                              lease years
Silverberry Drive, in                                                                                         only
Corpus Christi, Nueces
County, Texas, in an area
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Corpus
Christi Property include a
Dairy Queen, a Popeyes
Famous Fried Chicken, a
Church's Fried Chicken, and
several local restaurants.

                                                    -13-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

IHOP (14)                      $1,181,818    05/21/97   05/2017; three    $119,659;         for each lease    during the
(the "Leesburg Property")                               five-year         increases by      year, (i) 4% of   eleventh
Existing restaurant                                     renewal options   10% after the     annual gross      lease year
                                                                          fifth lease       sales minus       and at the
The Leesburg Property is                                                  year and after    (ii) the          end of the
located at the northwest                                                  every five        minimum annual    initial
quadrant of the                                                           years             rent for such     lease term
intersection of Highway 15                                                thereafter        lease year
Bypass and Edwards Ferry                                                  during the
Road, in Leesburg, Loudon                                                 lease term
County, Virginia, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Leesburg
Property include a
Ponderosa Steak House, a
Burger King, a Taco Bell, a
McDonald's, an Applebee's,
a Ruby Tuesday, and a
Domino's Pizza.

POPEYES                        $199,354      05/22/97   05/2017; two      11.50% of Total   for each lease    at any time
(the "Starke Property")        (excluding               five year         Cost (4);         year, (i) 6% of   after the
Restaurant to be               development              renewal options   increases by      annual gross      seventh
constructed                    costs) (3)                                 10% after the     sales minus       lease year
                                                                          fifth lease       (ii) the
The Starke Property is                                                    year and after    minimum annual
located on the east side of                                               every five        rent for such
U.S. Highway 301, just                                                    years             lease year
south of Alligator Creek,                                                 thereafter
in Starke, Bradford County,                                               during the
Florida, in an area of                                                    lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Starke
Property include a
Shoney's, a Taco Bell, a
McDonald's, a Captain D's,
a KFC, a Western Steer, a
Checkers, a Burger King, a
Wendy's, and a local
restaurant.

                                                    -14-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

JACK IN THE BOX (11)           $839,981      05/30/97   05/2015; four     $86,098 (6);      for each lease    at any time
(the "Fresno Property")        (3)(6)                   five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Fresno Property is                                                    five years        minimum annual
located within the                                                        thereafter        rent for such
northwest corner of the                                                   during the        lease year (5)
intersection of Golden                                                    lease term
State Boulevard and Ashlon
Avenue, in Fresno, Fresno
County, California, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Fresno
Property include a Dairy
Queen and several local
restaurants.

JACK IN THE BOX (11)           $955,333      06/05/97   06/2015; four     $97,922 (6);      for each lease    at any time
(the "Corinth Property")       (3)(6)                   five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Corinth Property is                                                   five years        minimum annual
located on the northwest                                                  thereafter        rent for such
corner of Interstate                                                      during the        lease year (5)
Highway 35 and FM 2181, in                                                lease term
Corinth, Denton County,
Texas, in an area of mixed
retail, commercial, and
residential development.

                                                    -15-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

RUTH'S CHRIS STEAK HOUSE       $2,000,000    06/05/97   08/2011; two      $175,000;         for each lease    None
(the "Tampa Property")         (excluding               five-year         increases by      year, 6% of
Existing restaurant            closing                  renewal options   $25,000 after     annual gross
                               costs)                                     the fifth lease   sales in excess
The Tampa Property is                                                     year and after    of $3,400,000,
located at the southwest                                                  every five        but less than
corner of Union Street and                                                years             $4,000,000,
North West Shore Boulevard                                                thereafter        plus 8% of
in Tampa, Hillsborough                                                    during the        annual gross
County, Florida, in an area                                               lease term        sales in excess
of mixed retail,                                                                            of $4,000,000
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Tampa
Property include a Steak
and Ale and a local
restaurant.

GOLDEN CORRAL (13)             $527,801      06/06/97   06/2012; four     10.75% of Total   for each lease    during the
(the "Jacksonville #2          (excluding               five-year         Cost (4)          year, 5% of the   first
Property")                     closing and              renewal options                     amount by which   through
Restaurant to be               development                                                  annual gross      seventh
constructed                    costs) (3)                                                   sales exceed      lease years
                                                                                            $2,920,205 (5)    and the
The Jacksonville #2                                                                                           tenth
Property is located at the                                                                                    through
northwest quadrant of the                                                                                     fifteenth
intersection of Southside                                                                                     lease years
Boulevard and Touchton                                                                                        only
Road, in Jacksonville,
Duval County, Florida, in
an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Jacksonville #2 Property
include a Burger King.

                                                    -16-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

CHARLEY'S PLACE  (15)          $1,435,865    06/11/97   06/2017; two      $150,766;         for each lease    None
(the "King of Prussia                                   five-year         increases by      year (i) 4.50%
Property")                                              renewal options   10% after the     of annual gross
Existing restaurant                                                       fifth lease       sales minus
                                                                          year and after    (ii) the
The King of Prussia                                                       every five        minimum annual
Property is located on the                                                years             rent for such
northwest corner of the                                                   thereafter        lease year
intersection of North Gulph                                               during the
Road and Goddard Boulevard                                                lease term
in King of Prussia, Upper
Merion Township, Montgomery
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the King of
Prussia Property include a
Bennigan's, a Denny's, a
Chili's, a Pizzeria Uno, a
TGI Friday's, a Houlihan's,
a McDonald's, a Burger
King, a Lone Star
Steakhouse & Saloon, and
several local restaurants.

CHARLEY'S PLACE (15)           $1,549,822    06/11/97   06/2017; two      $162,731;         for each lease    None
(the "McLean Property")                                 five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The McLean Property is                                                    year and after    (ii) the
located within the                                                        every five        minimum annual
intersection of Dolly                                                     years             rent for such
Madison Boulevard and Old                                                 thereafter        lease year
Dominion Drive, in McLean,                                                during the
Fairfax County, Virginia,                                                 lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the McLean
Property include a Roy
Rogers, a McDonald's, a
Pizza Hut, and several
local restaurants.


                                                    -17-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,458,656    06/11/97   06/2017; two      $153,159;         for each lease    None
(the "Evansville Property")                             five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Evansville Property is                                                year and after    (ii) the
located on the east side of                                               every five        minimum annual
Green River Road, within                                                  years             rent for such
the Eastland Place shopping                                               thereafter        lease year
center, in Evansville,                                                    during the
Vanderburg County, Indiana,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Evansville
Property include a Denny's,
a Chili's, a Grandy's, a
Chi Chi's, a Fazoli's, a
Lone Star Steakhouse &
Saloon, an Olive Garden, a
Morrison's Cafeteria, and
several local restaurants.

                                                    -18-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,203,391    06/11/97   06/2017; two      $126,356;         for each lease    None
(the "Hampton Property")                                five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Hampton Property is                                                   year and after    (ii) the
located on the east side of                                               every five        minimum annual
Coliseum Drive, north of                                                  years             rent for such
Mercury Boulevard, in                                                     thereafter        lease year
Hampton, York County,                                                     during the
Virginia, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Hampton
Property include a Boston
Market, a Bennigan's, a
Steak and Ale, a Piccadilly
Cafeteria, an Applebee's, a
Burger King, a Pizza Hut, a
KFC, a Chili's, a
McDonald's, a Golden
Corral, a Chi Chi's, a
Waffle House, a
Schlotzsky's, a Red
Lobster, a Rally's, an
Olive Garden, a Denny's,
and several local
restaurants.

DARRYL'S (15)                  $1,367,490    06/11/97   06/2017; two      $143,586;         for each lease    None
(the "Huntsville Property")                             five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Huntsville Property is                                                year and after    (ii) the
located on the south side                                                 every five        minimum annual
of University Drive                                                       years             rent for such
Northwest, east of Route                                                  thereafter        lease year
53, in Huntsville, Madison                                                during the
County, Alabama, in an area                                               lease term
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Huntsville
Property include a
Quincy's, a Steak and Ale,
an Olive Garden, a
McDonald's, a Wendy's, an
Arby's, and several local
restaurants.

                                                    -19-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,231,653    06/11/97   06/2017; two      $129,324;         for each lease    None
(the "Knoxville Property")                              five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Knoxville Property is                                                 year and after    (ii) the
located on the northeast                                                  every five        minimum annual
side of Merchants Center                                                  years             rent for such
Boulevard, north of                                                       thereafter        lease year
Merchants Drive, in                                                       during the
Knoxville, Knox County,                                                   lease term
Tennessee, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Knoxville
Property include a Red
Lobster, a Bob Evans, a
McDonald's, a Burger King,
two Waffle Houses, a
Captain D's, a Subway
Sandwich Shop, a Cracker
Barrel, a Denny's, a Sonic
Drive-In, an Applebee's, a
Ryan's Family Steak House,
and several local
restaurants.

DARRYL'S (15)                  $1,481,448    06/11/97   06/2017; two      $155,552;         for each lease    None
(the "Louisville Property")                             five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Louisville Property is                                                year and after    (ii) the
located on the west side of                                               every five        minimum annual
Bardstown Road and the                                                    years             rent for such
southeast side of Gardiner                                                thereafter        lease year
Lane, in Louisville,                                                      during the
Jefferson County, Kentucky,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Louisville
Property include a Boston
Market and a Steak N Shake.

                                                    -20-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,426,748    06/11/97   06/2017; two      $149,809;         for each lease    None
(the "Mobile Property")                                 five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Mobile Property is                                                    year and after    (ii) the
located on the south side                                                 every five        minimum annual
of South Beltline Highway,                                                years             rent for such
west of Airport Boulevard,                                                thereafter        lease year
in Mobile, Mobile County,                                                 during the
Alabama, in an area of                                                    lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Mobile
Property include a Denny's,
a Chili's, an Olive Garden,
an Outback Steakhouse, and
several local restaurants.

DARRYL'S (15)                  $1,230,741    06/11/97   06/2017; two      $129,228;         for each lease    None
(the "Montgomery Property")                             five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Montgomery Property is                                                year and after    (ii) the
located on the east side of                                               every five        minimum annual
Eastern Boulevard, north of                                               years             rent for such
Vaughn Road, in Montgomery,                                               thereafter        lease year
Montgomery County, Alabama,                                               during the
in an area of mixed retail,                                               lease term
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Montgomery
Property include an Olive
Garden, a Kenny Rogers
Roasters, a Wendy's, and
several local restaurants.

                                                    -21-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,185,158    06/11/97   06/2017; two      $124,442;         for each lease    None
(the "Nashville Property")                              five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Nashville Property is                                                 year and after    (ii) the
located on the west side of                                               every five        minimum annual
Sidco Drive, in Nashville,                                                years             rent for such
Davidson County, Tennessee,                                               thereafter        lease year
in an area of mixed retail,                                               during the
commercial, and residential                                               lease term
development.  Other fast-
food and family-style
restaurants located in
proximity to the Nashville
Property include a Cracker
Barrel, a Waffle House, and
several local restaurants.

DARRYL'S (15)                  $2,142,401    06/11/97   06/2017; two      $224,952;         for each lease    None
(the "Orlando Property")                                five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Orlando Property is                                                   year and after    (ii) the
located at the southwest                                                  every five        minimum annual
quadrant of the                                                           years             rent for such
intersection of                                                           thereafter        lease year
International Drive and                                                   during the
Jamaican Court, in Orlando,                                               lease term
Orange County, Florida, in
an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Orlando
Property include a Pizzeria
Uno, a Golden Corral, a
McDonald's, a Perkins, a
Denny's, and several local
restaurants.

                                                    -22-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,057,526    06/11/97   06/2017; two      $111,040;         for each lease    None
(the "Pensacola Property")                              five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Pensacola Property is                                                 year and after    (ii) the
located on the north side                                                 every five        minimum annual
of Plantation Road, west of                                               years             rent for such
Davis Highway, in                                                         thereafter        lease year
Pensacola, Escambia County,                                               during the
Florida, in an area of                                                    lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Pensacola
Property include a
Bennigan's, a Denny's, a
Shoney's, a Steak and Ale,
a Perkins, and a local
restaurant.

DARRYL'S (15)                  $1,276,324    06/11/97   06/2017; two      $134,014;         for each lease    None
(the "Raleigh #1 Property")                             five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Raleigh #1 Property is                                                year and after    (ii) the
located on the west side of                                               every five        minimum annual
Old Wake Forest Road and                                                  years             rent for such
the north side of Ollie                                                   thereafter        lease year
Street, in Raleigh, Wake                                                  during the
County, North Carolina, in                                                lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Raleigh #1
Property include a Pizza
Hut, a Boston Market, a
Cooker Bar & Grille, a Red
Lobster, a Lone Star
Steakhouse & Saloon, a TGI
Friday's, and a local
restaurant.

                                                    -23-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $1,754,946    06/11/97   06/2017; two      $184,269;         for each lease    None
(the "Raleigh #2 Property")                             five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Raleigh #2 Property is                                                year and after    (ii) the
located on the north side                                                 every five        minimum annual
of Glenwood Avenue and the                                                years             rent for such
west side of Deblyn Avenue,                                               thereafter        lease year
in Raleigh, Wake County,                                                  during the
North Carolina, in an area                                                lease term
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Raleigh #2
Property include a Miami
Subs, a Boston Market, a
Golden Corral, a Chili's, a
Taco Bell, and several
local restaurants.

DARRYL'S (15)                  $1,321,907    06/11/97   06/2017; two      $138,800;         for each lease    None
(the "Richmond #1                                       five-year         increases by      year (i) 4.50%
Property")                                              renewal options   10% after the     of annual gross
Existing restaurant                                                       fifth lease       sales minus
                                                                          year and after    (ii) the
The Richmond #1 Property is                                               every five        minimum annual
located on the north side                                                 years             rent for such
of Midlothian Turnpike,                                                   thereafter        lease year
east of Fairwood Drive and                                                during the
west Providence Road, in                                                  lease term
Richmond, Chesterfield
County, Virginia, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Richmond
#1 Property include a
Fuddrucker's, a Morrison's
Cafeteria, a Golden Corral,
a Bob Evans, a Chili's, a
Friendly's, a Steak and
Ale, a Red Lobster, and
several local restaurants.

                                                    -24-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

DARRYL'S (15)                  $911,660      06/11/97   06/2017; two      $95,724;          for each lease    None
(the "Richmond #2                                       five-year         increases by      year (i) 4.50%
Property")                                              renewal options   10% after the     of annual gross
Existing restaurant                                                       fifth lease       sales minus
                                                                          year and after    (ii) the
The Richmond #2 Property is                                               every five        minimum annual
located on the southwest                                                  years             rent for such
quadrant of Starling Drive                                                thereafter        lease year
and Quioccasin Road, in                                                   during the
Richmond, Henrico County,                                                 lease term
Virginia, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Richmond
#2 Property include an
Arby's, a Boston Market, an
Applebee's, a Hardee's, a
McDonald's, a Subway
Sandwich Shop, a KFC, a
Pizza Hut, and several
local restaurants.

DARRYL'S (15)                  $1,185,158    06/11/97   06/2017; two      $124,442;         for each lease    None
(the "Winston-Salem                                     five-year         increases by      year (i) 4.50%
Property")                                              renewal options   10% after the     of annual gross
Existing restaurant                                                       fifth lease       sales minus
                                                                          year and after    (ii) the
The Winston-Salem Property                                                every five        minimum annual
is located on the north                                                   years             rent for such
side of Brownsboro Road and                                               thereafter        lease year
the east side of University                                               during the
Parkway, in Winston-Salem,                                                lease term
Forsyth County, North
Carolina, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Winston-
Salem Property include a
Golden Corral, a
Bennigan's, an IHOP, and
several local restaurants.

                                                    -25-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

HOULIHAN'S (15)                $1,367,490    06/11/97   06/2017; two      $143,586;         for each lease    None
(the "Bethel Park                                       five-year         increases by      year (i) 4.50%
Property")                                              renewal options   10% after the     of annual gross
Existing restaurant                                                       fifth lease       sales minus
                                                                          year and after    (ii) the
The Bethel Park Property is                                               every five        minimum annual
located at the northeast                                                  years             rent for such
corner of the intersection                                                thereafter        lease year
of Washington Road and Fort                                               during the
Couch Road, in Bethel Park,                                               lease term
Allegheny County,
Pennsylvania, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Bethel
Park Property include a TGI
Friday's, an Olive Garden,
a Burger King, an Einstein
Bros. Bagels, and a Boston
Market.

HOULIHAN'S (15)                $1,390,282    06/11/97   06/2017; two      $145,980;         for each lease    None
(the "Langhorne Property")                              five-year         increases by      year (i) 4.50%
Existing restaurant                                     renewal options   10% after the     of annual gross
                                                                          fifth lease       sales minus
The Langhorne Property is                                                 year and after    (ii) the
located on the north side                                                 every five        minimum annual
of Old Lincoln Highway, in                                                years             rent for such
Langhorne, Middletown                                                     thereafter        lease year
Township, Burks County,                                                   during the
Pennsylvania, in an area of                                               lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Langhorne
Property include a Red
Lobster, an Olive Garden, a
Burger King, a Boston
Market, a Pizzeria Uno, a
Taco Bell, a Chi Chi's, a
Macaroni Grill, and several
local restaurants.

                                                    -26-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

HOULIHAN'S (15)                $1,982,861    06/11/97   06/2017; two      $208,200;         for each lease    None
(the "Plymouth Meeting                                  five-year         increases by      year (i) 4.50%
Property")                                              renewal options   10% after the     of annual gross
Existing restaurant                                                       fifth lease       sales minus
                                                                          year and after    (ii) the
The Plymouth Meeting                                                      every five        minimum annual
Property is located at the                                                years             rent for such
northwest quadrant of the                                                 thereafter        lease year
intersection of West                                                      during the
Germantown Pike and Hickory                                               lease term
Road, in Plymouth Meeting,
Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Plymouth
Meeting Property include a
Friendly's, and several
local restaurants.

GOLDEN CORRAL (13)             $355,340      06/17/97   06/2012; four     10.75% of Total   for each lease    during the
(the "Enid Property")          (excluding               five-year         Cost (4)          year, 5% of the   first
Restaurant to be               development              renewal options                     amount by which   through
constructed                    costs) (3)                                                   annual gross      seventh
                                                                                            sales exceed      lease years
The Enid Property is                                                                        $2,034,928 (5)    and the
located on the southeast                                                                                      tenth
corner of West Garriott                                                                                       through
Road and West Brow Road, in                                                                                   fifteenth
Enid, Garfield County,                                                                                        lease years
Oklahoma, in an area of                                                                                       only
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Enid
Property include an
Applebee's, a Red Lobster,
a Grandy's, and several
local restaurants.

                                                    -27-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

IHOP (14)                      $1,709,091    06/18/97   06/2017; three    $173,045;         for each lease    during the
(the "Fairfax Property")                                five-year         increases by      year, (i) 4% of   eleventh
Existing restaurant                                     renewal options   10% after the     annual gross      lease year
                                                                          fifth lease       sales minus       and at the
The Fairfax Property is                                                   year and after    (ii) the          end of the
located at the southeast                                                  every five        minimum annual    initial
corner of the intersection                                                years             rent for such     lease term
of Lee Highway and Blake                                                  thereafter        lease year
Lane, in Fairfax, Fairfax                                                 during the
County, Virginia, in an                                                   lease term
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Fairfax
Property include a
McDonald's, a Ruby Tuesday,
a Subway Sandwich Shop, and
several local restaurants.

GOLDEN CORRAL (13)             $397,339      06/19/97   06/2012; four     10.75% of Total   for each lease    during the
(the "Liberty #2 Property")    (excluding               five-year         Cost (4)          year, 5% of the   first
Restaurant to be               development              renewal options                     amount by which   through
constructed                    costs) (3)                                                   annual gross      seventh
                                                                                            sales exceed      lease years
The Liberty #2 Property is                                                                  $2,349,786 (5)    and the
located within the                                                                                            tenth
southwest quadrant of North                                                                                   through
Church Road and State Route                                                                                   fifteenth
152, in Liberty, Clay                                                                                         lease years
County, Missouri, in an                                                                                       only
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Liberty #2
Property include an
Applebee's, a Cracker
Barrel, a McDonald's, and a
local restaurant.

                                                    -28-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

BOSTON MARKET (12)             $1,035,153    07/02/97   07/2012; five     $107,449;         for each lease    at any time
(the "Southlake Property")                              five-year         increases by      year after the    after the
Existing restaurant                                     renewal options   10% after the     fifth lease       fifth lease
                                                                          fifth lease       year; (i) 4% of   year
The Southlake Property is                                                 year and after    annual gross
located on the east side of                                               every five        sales minus
Davis Boulevard, just south                                               years             (ii) the
of Southlake Boulevard, in                                                thereafter        minimum annual
Southlake, Tarrant County,                                                during the        rent for such
Texas, in an area of mixed                                                lease term        lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located
in proximity to the
Southlake Property include
a Taco Bell, a McDonald's,
a Wendy's, and a
Schlotzsky's Deli.

BOSTON MARKET (12)             $1,077,979    07/02/97   07/2012; five     $111,894;         for each lease    at any time
(the "Stafford Property")                               five-year         increases by      year after the    after the
Existing restaurant                                     renewal options   10% after the     fifth lease       fifth lease
                                                                          fifth lease       year, (i) 4% of   year
The Stafford Property is                                                  year and after    annual gross
located at the southwest                                                  every five        sales minus
quadrant of the                                                           years             (ii) the
intersection of Southwest                                                 thereafter        minimum annual
Freeway and Airport                                                       during the        rent for such
Boulevard, in Stafford,                                                   lease term        lease year
Fort Bend County, Texas, in
an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Stafford
Property include a Captain
D's, a Jack in the Box, a
Taco Bell, a Macaroni
Grill, a Chuck E. Cheese,
and several local
restaurants.

                                                    -29-



                                                         Lease Expira-
Property Location and            Purchase      Date         tion and          Minimum                            Option
Competition                      Price (1)   Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          -----------   --------   ---------------   ---------------   ---------------   -----------

JACK IN THE BOX (11)           $1,008,970    07/02/97   07/2015; four     $103,419 (6);     for each lease    at any time
(the "Channelview              (3)(6)                   five-year         increases by 8%   year, (i) 5% of   after the
Property")                                              renewal options   after the fifth   annual gross      seventh
Restaurant to be                                                          lease year and    sales minus       lease year
constructed                                                               after every       (ii) the
                                                                          five years        minimum annual
The Channelview Property is                                               thereafter        rent for such
located on the northeast                                                  during the        lease year (5)
corner of Interstate                                                      lease term
Highway 10 and Magnolia
Avenue, in Channelview,
Harris County, Texas, in an
area of mixed retail,
commercial, and residential
development.

JACK IN THE BOX (11)           $936,119      07/02/97   07/2015; four     $95,952 (6);      for each lease    at any time
(the "Garland Property")       (3)(6)                   five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Garland Property is                                                   five years        minimum annual
located on the northeast                                                  thereafter        rent for such
quadrant of the                                                           during the        lease year (5)
intersection of Interstate                                                lease term
30 and Roan Road, in
Garland, Dallas County,
Texas, in an area of mixed
retail, commercial, and
residential development.

KFC                            $794,700      07/02/97   05/2022; four     $89,960;          None              None
(the "Putnam Property")                                 five-year         increases by
Existing restaurant                                     renewal options   10% after the
                                                                          fifth lease
The Putnam Property is                                                    year and after
located on the east side of                                               every five
the entrance drive to the                                                 years
Putnam Parkade shopping                                                   thereafter
center, in Putnam, Windham                                                during the
County, Connecticut, in an                                                lease term
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Putnam
Property include a
McDonald's, a Wendy's, a
Dunkin Donuts, and a Subway
Sandwich Shop.

                                                    -30-

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                 Federal Tax Basis                     Property                 Federal Tax Basis
      --------                 -----------------                     --------                 -----------------

      Arvada Property                 $  667,000                     Evansville Property             $  971,000
      Liberty #1 Property                357,000                     Hampton Property                   536,000
      Dearborn Property                  266,000                     Huntsville Property                661,000
      Enumclaw Property                  764,000                     Knoxville Property                 706,000
      Guadalupe Property                 905,000                     Louisville Property                912,000
      Scottsdale Property                810,000                     Mobile Property                  1,005,000
      Bacliff Property                   691,000                     Montgomery Property                949,000
      Indianapolis Property              883,000                     Nashville Property                 734,000
      San Antonio Property               336,000                     Orlando Property                   770,000
      Baltimore Property                 471,000                     Pensacola Property                 723,000
      Gambrills Property                 471,000                     Raleigh #1 Property                503,000
      Jessup Property                    435,000                     Raleigh #2 Property                717,000
      Lansing Property                   651,000                     Richmond #1 Property               773,000
      Riverdale Property                 474,000                     Richmond #2 Property               648,000
      Vacaville Property                 805,000                     Winston-Salem Property             810,000
      Waldorf Property                   455,000                     Bethel Park Property               593,000
      Springfield Property                34,000                     Langhorne Property                 646,000
      Jacksonville #1 Property         1,105,000                     Plymouth Meeting Property          905,000
      Corpus Christi Property            984,000                     Enid Property                      776,000
      Leesburg Property                  579,000                     Fairfax Property                   703,000
      Starke Property                    405,000                     Liberty #2 Property                925,000
      Fresno Property                    601,000                     Southlake Property                 620,000
      Corinth Property                   615,000                     Stafford Property                  679,000
      Tampa Property                   1,056,000                     Channelview Property               708,000
      Jacksonville #2 Property         1,124,000                     Garland Property                   608,000
      King of Prussia Property           547,000                     Putnam Property                    534,000
      McLean Property                    687,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty #1, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada Property, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Starke Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty #1, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe and Starke Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 11% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                            Estimated Final
      Property                   Estimated Maximum Cost     Completion Date
      --------                   ----------------------     ---------------

      Arvada Property                  $1,152,262           October 13, 1997
      Liberty #1 Property                 764,164           October 13, 1997
      Dearborn Property                   667,305           October 13, 1997
      Enumclaw Property                   843,431           October 13, 1997
      Guadalupe Property                1,452,517           November 12, 1997
      Scottsdale Property                 769,863           September 14, 1997
      Bacliff Property                  1,049,420           October 26, 1997
      Indianapolis Property             1,663,194           October 26, 1997
      San Antonio Property                757,069           October 27, 1997
      Baltimore Property                1,378,051           November 2, 1997
      Gambrills Property                1,264,241           November 2, 1997
      Jessup Property                   1,285,243           November 2, 1997
      Lansing Property                  1,033,941           November 2, 1997
      Riverdale Property                1,041,107           November 2, 1997
      Vacaville Property                1,437,474           November 2, 1997
      Waldorf Property                  1,357,356           November 2, 1997
      Springfield Property                633,101           November 2, 1997
      Jacksonville #1 Property          1,681,435           November 2, 1997
      Corpus Christi Property           1,577,372           November 17, 1997
      Starke Property                     599,800           September 19, 1997
      Fresno Property                     839,981           November 26, 1997
      Corinth Property                    955,333           December 2, 1997

                                                            Estimated Final
      Property                   Estimated Maximum Cost     Completion Date
      --------                   ----------------------     ---------------

      Jacksonville #2 Property         $1,696,394           December 3, 1997
      Enid Property                     1,202,286           December 14, 1997
      Liberty #2 Property               1,378,020           December 16, 1997
      Channelview Property              1,008,970           December 29, 1997
      Garland Property                    936,119           December 29, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)   The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired.

(10) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(11) The lessee of the Enumclaw, Bacliff, Fresno, Corinth, Channelview and Garland Properties is the same unaffiliated lessee.

(12) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Southlake and Stafford Properties is the same unaffiliated lessee.

(13) The lessee of the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties is the same unaffiliated lessee.

(14) The lessee of the Leesburg and Fairfax Properties is the same unaffiliated lessee.

(15) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville, Louisville, Mobile, Montgomery, Nashville, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between April 3, 1997 and July 2, 1997, the Company obtained three advances totalling $680,864 under its $15,000,000 Loan. Two advances were used to acquire Equipment for two restaurant properties in El Cajon and Suisun City, California, and the other advance was the final advance relating to the acquisition of Equipment for the restaurant property in Indian Harbour Beach, Florida.

PENDING INVESTMENTS

      As of July 2, 1997, the Company had initial commitments to acquire 23 properties, including 22 properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 23 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent        Option to Purchase
--------                 -----------------   --------------------------   ------------------------    ------------------

Arby's                   20 years; two       10.25% of the Company's      for each lease year, (i)    during the seventh
Greensboro, NC           five-year renewal   total cost to purchase the   4% of annual gross sales    and tenth lease
Existing restaurant      options             property; increases by       minus (ii) the minimum      years only
                                             4.14% after the third        annual rent for such
                                             lease year and after every   lease year
                                             three years thereafter
                                             during the lease term

Arby's                   20 years; two       10.25% of the Company's      for each lease year, (i)    during the seventh
Greenville, NC           five-year renewal   total cost to purchase the   4% of annual gross sales    and tenth lease
Existing restaurant      options             property; increases by       minus (ii) the minimum      years only
                                             4.14% after the third        annual rent for such
                                             lease year and after every   lease year
                                             three years thereafter
                                             during the lease term

Arby's                   20 years; two       10.25% of the Company's      for each lease year, (i)    during the seventh
Jonesville, NC           five-year renewal   total cost to purchase the   4% of annual gross sales    and tenth lease
Existing restaurant      options             property; increases by       minus (ii) the minimum      years only
                                             4.14% after the third        annual rent for such
                                             lease year and after every   lease year
                                             three years thereafter
                                             during the lease term

Arby's                   20 years; two       10.25% of the Company's      for each lease year, (i)    during the seventh
Kernersville, NC         five-year renewal   total cost to purchase the   4% of annual gross sales    and tenth lease
Existing restaurant      options             property; increases by       minus (ii) the minimum      years only
                                             4.14% after the third        annual rent for such
                                             lease year and after every   lease year
                                             three years thereafter
                                             during the lease term

Arby's                   20 years; two       10.25% of the Company's      for each lease year, (i)    during the seventh
Kinston, NC              five-year renewal   total cost to purchase the   4% of annual gross sales    and tenth lease
Existing restaurant      options             property; increases by       minus (ii) the minimum      years only
                                             4.14% after the third        annual rent for such
                                             lease year and after every   lease year
                                             three years thereafter
                                             during the lease term

Arby's                   20 years; two       10.25% of the Company's      for each lease year, (i)    during the seventh
Lexington, NC            five-year renewal   total cost to purchase the   4% of annual gross sales    and tenth lease
Existing restaurant      options             property; increases by       minus (ii) the minimum      years only
                                             4.14% after the third        annual rent for such
                                             lease year and after every   lease year
                                             three years thereafter
                                             during the lease term


                                                    -35-



                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent        Option to Purchase
--------                 -----------------   --------------------------   ------------------------    ------------------

Boston Market            15 years; five      10.38% of the Company's      for each lease year         at any time after
Newport News, VA         five-year renewal   total cost to purchase the   after the fifth lease       the fifth lease
Existing restaurant      options             property; increases by 10%   year, (i) 4% of annual      year
                                             after the fifth lease year   gross sales minus (ii)
                                             and after every five years   the minimum annual rent
                                             thereafter during the        for such lease year
                                             lease term

Boston Market            15 years; five      10.38% of the Company's      for each lease year         at any time after
Visalia, CA              five-year renewal   total cost to purchase the   after the fifth lease       the fifth lease
Existing restaurant      options             property; increases by 10%   year, (i) 4% of annual      year
                                             after the fifth lease year   gross sales minus (ii)
                                             and after every five years   the minimum annual rent
                                             thereafter during the        for such lease year
                                             lease term

Golden Corral            15 years; four      10.75% of Total Cost (1)     for each lease year, 5%     during the first
Olathe, KS               five-year renewal                                of the amount by which      through seventh
Restaurant to be         options                                          annual gross sales          lease years and
constructed                                                               exceed a to be              the tenth through
                                                                          determined breakpoint       fifteenth lease
                                                                                                      years only

IHOP                     20 years; three     10.125% of the Company's     for each lease year, (i)    during the
Houston, TX              five-year renewal   total cost to purchase the   4% of annual gross sales    eleventh lease
Existing restaurant      options             property; increases by 10%   minus (ii) the minimum      year and at the
                                             after the fifth lease year   annual rent for such        end of the initial
                                             and after every five years   lease year                  lease term
                                             thereafter during the
                                             lease term

IHOP                     20 years; three     10.125% of the Company's     for each lease year, (i)    during the
Stockbridge, GA          five-year renewal   total cost to purchase the   4% of annual gross sales    eleventh lease
Existing restaurant      options             property; increases by 10%   minus (ii) the minimum      year and at the
                                             after the fifth lease year   annual rent for such        end of the initial
                                             and after every five years   lease year                  lease term
                                             thereafter during the
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)    at any time after
Florissant, MO           five-year renewal   increases by 8% after the    5% of annual gross sales    the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum      year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

                                                    -36-



                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent        Option to Purchase
--------                 -----------------   --------------------------   ------------------------    ------------------

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)    at any time after
Los Angeles, CA          five-year renewal   increases by 8% after the    5% of annual gross sales    the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum      year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)    at any time after
West Sacramento, CA      five-year renewal   increases by 8% after the    5% of annual gross sales    the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum      year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)    at any time after
Woodland, CA             five-year renewal   increases by 8% after the    5% of annual gross sales    the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum      year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

On The Border (3)        (4); three five-    13.64% of Total Cost (1);    for each lease year, (i)    at any time after
San Antonio, TX          year renewal        (5)                          4% of annual gross sales    the tenth lease
Restaurant to be         options                                          minus (ii) the minimum      year
constructed                                                               annual rent for such
                                                                          lease year

Shoney's                 20 years; two       11% of Total Cost (1);       for each lease year, (i)    at any time after
Las Vegas, NV            five-year renewal   increases by 10% after the   6% of annual gross sales    the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum      year
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);       for each lease year, (i)    at any time after
  Mesquite Grill &       five-year renewal   increases by 10% after the   5% of annual gross sales    the seventh lease
  Bar                    options             fifth lease year and after   minus (ii) the minimum      year
Cookeville, TN                               every five years             annual rent for such
Restaurant to be                             thereafter during the        lease year
renovated                                    lease term

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);       for each lease year, (i)    at any time after
  Mesquite Grill &       five-year renewal   increases by 10% after the   5% of annual gross sales    the seventh lease
  Bar                    options             fifth lease year and after   minus (ii) the minimum      year
Hendersonville, TN                           every five years             annual rent for such
Restaurant to be                             thereafter during the        lease year
renovated                                    lease term

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
  Mesquite Grill &       five-year renewal   increases by 10% after the     of annual gross sales minus   after the
  Bar                    options             fifth lease year and after     (ii) the minimum annual       seventh lease
Lawrence, KS                                 every five years thereafter    rent for such lease year      year
Restaurant to be                             during the lease term
renovated

                                                    -37-



                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent        Option to Purchase
--------                 -----------------   --------------------------   ------------------------    ------------------

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);       for each lease year, (i)    at any time after
  Mesquite Grill &       five-year renewal   increases by 10% after the   5% of annual gross sales    the seventh lease
  Bar                    options             fifth lease year and after   minus (ii) the minimum      year
Murfreesboro, TN                             every five years             annual rent for such
Restaurant to be                             thereafter during the        lease year
renovated                                    lease term

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);       for each lease year, (i)    at any time after
  Mesquite Grill &       five-year renewal   increases by 10% after the   5% of annual gross sales    the seventh lease
  Bar                    options             fifth lease year and after   minus (ii) the minimum      year
Nashville, TN                                every five years             annual rent for such
Restaurant to be                             thereafter during the        lease year
renovated                                    lease term

TGI Friday's             20 years; four      10.75% of Total Cost (1);    for each lease year, (i)    at any time after
Superstition Springs,    five-year renewal   increases by 10% after the   6% of annual gross sales    the seventh lease
  AZ                     options             fifth lease year and after   minus (ii) the minimum      year
Restaurant to be                             every five years             annual rent for such
constructed                                  thereafter during the        lease year
                                             lease term


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

      In May 1997, the Company sold its Properties in Orange and Hamden, Connecticut, and Marlboro and Hazlet, New Jersey, to the tenant for a total of $5,266,327. The Company intends to reinvest the net sales proceeds from the sale of Properties in additional properties.

      In February 1997 and April 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Spring Hill, Florida, and High Ridge, Missouri, respectively, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan. In addition, in May 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Marlboro and Hazlet, New Jersey, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan.

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 3, 1997
                             THROUGH JULY 2, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 3, 1997 through July 2, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                                                         Einstein
                              Boston Market     Boston Market          Bros. Bagels       Jack in the Box
                              Arvada, CO (5)  Liberty #1, MO (5)   Dearborn, MI (5)(6)  Enumclaw, WA (5)(7)
                              --------------  ------------------   -------------------  -------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                     $119,605          $ 79,320             $ 69,266            $ 86,452

Asset Management Fees (2)           (6,844)           (4,535)              (3,959)             (5,055)

General and Administrative
  Expenses (3)                      (7,415)           (4,918)              (4,295)             (5,360)
                                  --------          --------             --------            --------

Estimated Cash Available from
  Operations                       105,346            69,867               61,012              76,037

Depreciation and Amortization
  Expense (4)                      (17,094)           (9,142)              (6,820)            (19,584)
                                  --------          --------             --------            --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company        $ 88,252          $ 60,725             $ 54,192            $ 56,453
                                  ========          ========             ========            ========

                                                See Footnotes

                                                    -40-



                                             Shoney's        Black-eyed Pea    Pizza Hut   Jack in the Box
                                        Guadalupe, AZ (5)  Scottsdale, AZ (5)  Dover, OH  Bacliff, TX (5)(7)
                                        -----------------  ------------------  ---------  ------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $159,777            $105,450       $ 23,560       $107,566

Asset Management Fees (2)                      (8,673)             (4,610)        (1,346)        (6,291)

General and Administrative
  Expenses (3)                                 (9,906)             (6,538)        (1,461)        (6,669)
                                             --------            --------       --------       --------

Estimated Cash Available from
  Operations                                  141,198              94,302         20,753         94,606

Depreciation and Amortization
  Expense (4)                                 (23,195)            (20,757)            -         (17,716)
                                             --------            --------       --------       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $118,003            $ 73,545       $ 20,753       $ 76,890
                                             ========            ========       ========       ========

                                                See Footnotes

                                                    -41-



                                          Boston Market      Boston Market    Boston Market   Boston Market
                                         Indianapolis, IN   San Antonio, TX   Baltimore, MD   Gambrills, MD
                                              (5)(8)              (5)            (5)(8)          (5)(8)
                                         ----------------   ---------------   -------------   -------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $172,640           $ 78,584         $143,042        $131,228

Asset Management Fees (2)                      (9,894)            (4,497)          (8,197)         (7,519)

General and Administrative
  Expenses (3)                                (10,704)            (4,872)          (8,869)         (8,136)
                                             --------           --------         --------        --------

Estimated Cash Available from
  Operations                                  152,042             69,215          125,976         115,573

Depreciation and Amortization
  Expense (4)                                 (22,648)            (8,626)         (12,066)        (12,086)
                                             --------           --------         --------        --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $129,394           $ 60,589         $113,910        $103,487
                                             ========           ========         ========        ========

                                                See Footnotes

                                                    -42-



                                            Boston Market    Boston Market    Boston Market    Boston Market
                                             Jessup, MD       Lansing, MI     Riverdale, MD    Vacaville, CA
                                               (5)(8)             (5)             (5)(8)            (5)
                                            -------------    -------------    -------------    -------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                  $133,408         $107,323         $108,067         $149,210

Asset Management Fees (2)                        (7,644)          (6,146)          (6,190)          (8,550)

General and Administrative
  Expenses (3)                                   (8,271)          (6,654)          (6,700)          (9,251)
                                               --------         --------         --------         --------

Estimated Cash Available from
  Operations                                    117,493           94,523           95,177          131,409

Depreciation and Amortization
  Expense (4)                                   (11,155)         (16,685)         (12,141)         (20,630)
                                               --------         --------         --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                     $106,338         $ 77,838         $ 83,036         $110,779
                                               ========         ========         ========         ========

                                                See Footnotes

                                                    -43-



                                        Boston Market     Einstein Bros. Bagels         Golden Corral
                                     Waldorf, MD (5)(8)   Springfield, VA (5)(6)  Jacksonville #1, FL (5)(9)
                                     ------------------   ----------------------  --------------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $140,894              $ 65,716                 $170,004

Asset Management Fees (2)                   (8,073)               (3,759)                  (9,489)

General and Administrative
  Expenses (3)                              (8,735)               (4,074)                 (10,540)
                                          --------              --------                 --------

Estimated Cash Available from
  Operations                               124,086                57,883                  149,975

Depreciation and Amortization
  Expense (4)                              (11,666)                 (876)                 (28,346)
                                          --------              --------                 --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $112,420              $ 57,007                 $121,629
                                          ========              ========                 ========

                                                See Footnotes

                                                    -44-



                                             Golden Corral          IHOP         Popeyes     Jack in the Box
                                          Corpus Christi, TX    Leesburg, VA    Starke, FL     Fresno, CA
                                                (5)(9)              (10)            (5)           (5)(7)
                                          ------------------    ------------    ----------   ---------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                   $158,817           $119,659      $ 66,324       $ 86,098

Asset Management Fees (2)                         (8,870)            (7,068)       (3,434)        (5,034)

General and Administrative
  Expenses (3)                                    (9,847)            (7,419)       (4,112)        (5,338)
                                                --------           --------      --------       --------

Estimated Cash Available from
  Operations                                     140,100            105,172        58,778         75,726

Depreciation and Amortization
  Expense (4)                                    (25,236)           (14,835)      (10,374)       (15,406)
                                                --------           --------      --------       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                      $114,864           $ 90,337      $ 48,404       $ 60,320
                                                ========           ========      ========       ========

                                                See Footnotes

                                                    -45-



                                                                  Ruth s Chris
                                             Jack in the Box      Steak House           Golden Corral
                                            Corinth, TX (5)(7)     Tampa, FL     Jacksonville #2, FL (5)(9)
                                            ------------------    ------------   --------------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                   $ 97,922            $175,000              $171,612

Asset Management Fees (2)                         (5,726)            (12,127)               (9,471)

General and Administrative
  Expenses (3)                                    (6,071)            (10,850)              (10,640)
                                                --------            --------              --------

Estimated Cash Available from
  Operations                                      86,125             152,023               151,501

Depreciation and Amortization
  Expense (4)                                    (15,771)            (27,123)              (28,822)
                                                --------            --------              --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                      $ 70,354            $124,900              $122,679
                                                ========            ========              ========

                                                See Footnotes

                                                    -46-



                                       Charley's Place      Charley's Place      Darryl's       Darryl's
                                     King of Prussia, PA      McLean, VA      Evansville, IN   Hampton, VA
                                             (11)                 (11)              (11)           (11)
                                     -------------------    ---------------   --------------   -----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $150,766            $162,731         $153,159        $126,356

Asset Management Fees (2)                     (8,593)             (9,269)          (8,724)         (7,198)

General and Administrative
  Expenses (3)                                (9,347)            (10,089)          (9,496)         (7,834)
                                            --------            --------         --------        --------

Estimated Cash Available from
  Operations                                 132,826             143,373          134,939         111,324

Depreciation and Amortization
  Expense (4)                                (14,036)            (17,608)         (24,887)        (13,745)
                                            --------            --------         --------        --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $118,790            $125,765         $110,052        $ 97,579
                                            ========            ========         ========        ========

                                                See Footnotes

                                                    -47-



                                               Darryl's         Darryl's          Darryl's       Darryl's
                                            Huntsville, AL    Knoxville, TN    Louisville, KY    Mobile, AL
                                                 (11)              (11)             (11)            (11)
                                            --------------    -------------    --------------    ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                  $143,586         $129,324          $155,552        $149,809

Asset Management Fees (2)                        (8,179)          (7,367)           (8,865)         (8,534)

General and Administrative
  Expenses (3)                                   (8,902)          (8,018)           (9,644)         (9,288)
                                               --------         --------          --------        --------

Estimated Cash Available from
  Operations                                    126,505          113,939           137,043         131,987

Depreciation and Amortization
  Expense (4)                                   (16,960)         (18,112)          (23,376)        (25,774)
                                               --------         --------          --------        --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                     $109,545         $ 95,827          $113,667        $106,213
                                               ========         ========          ========        ========

                                                See Footnotes

                                                    -48-



                                                  Darryl's         Darryl's       Darryl's       Darryl's
                                               Montgomery, AL    Nashville, TN   Orlando, FL   Pensacola, FL
                                                    (11)              (11)           (11)          (11)
                                               --------------    -------------   -----------   -------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                     $129,228         $124,442        $224,952      $111,040

Asset Management Fees (2)                           (7,368)          (7,089)        (12,813)       (6,326)

General and Administrative
  Expenses (3)                                      (8,012)          (7,715)        (13,947)       (6,884)
                                                  --------         --------        --------      --------

Estimated Cash Available from
  Operations                                       113,848          109,638         198,192        97,830

Depreciation and Amortization
  Expense (4)                                      (24,326)         (18,809)        (19,739)      (18,536)
                                                  --------         --------        --------      --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                        $ 89,522         $ 90,829        $178,453      $ 79,294
                                                  ========         ========        ========      ========

                                                See Footnotes

                                                    -49-



                                        Darryl's          Darryl's           Darryl's          Darryl's
                                     Raleigh #1, NC    Raleigh #2, NC     Richmond #1, VA   Richmond #2, VA
                                          (11)              (11)               (11)              (11)
                                     --------------    --------------    ----------------   ---------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                           $134,014          $184,269           $138,800          $ 95,724

Asset Management Fees (2)                 (7,634)          (10,496)            (7,907)           (5,454)

General and Administrative
  Expenses (3)                            (8,309)          (11,425)            (8,606)           (5,935)
                                        --------          --------           --------          --------

Estimated Cash Available from
  Operations                             118,071           162,348            122,287            84,335

Depreciation and Amortization
  Expense (4)                            (12,905)          (18,379)           (19,813)          (16,607)
                                        --------          --------           --------          --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $105,166          $143,969           $102,474          $ 67,728
                                        ========          ========           ========          ========

                                                See Footnotes

                                                    -50-



                                    Darryl's          Houlihan's        Houlihan's          Houlihan's
                               Winston-Salem, NC    Bethel Park, PA    Langhorne, PA   Plymouth Meeting, PA
                                      (11)                (11)              (11)               (11)
                               -----------------    ---------------    -------------   --------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                       $124,442           $143,586         $145,980            $208,200

Asset Management Fees (2)             (7,089)            (8,179)          (8,316)            (11,859)

General and Administrative
  Expenses (3)                        (7,715)            (8,902)          (9,051)            (12,908)
                                    --------           --------         --------            --------

Estimated Cash Available from
  Operations                         109,638            126,505          128,613             183,433

Depreciation and Amortization
  Expense (4)                        (20,758)           (15,213)         (16,572)            (23,213)
                                    --------           --------         --------            --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company          $ 88,880           $111,292         $112,041            $160,220
                                    ========           ========         ========            ========

                                                See Footnotes

                                                    -51-



                                            Golden Corral        IHOP       Golden Corral     Boston Market
                                               Enid, OK      Fairfax, VA    Liberty #2, MO    Southlake, TX
                                                (5)(9)           (10)           (5)(9)              (8)
                                            -------------    -----------    --------------    -------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                  $118,496        $173,045         $137,387         $107,449

Asset Management Fees (2)                        (6,485)        (10,223)          (7,548)          (6,154)

General and Administrative
  Expenses (3)                                   (7,347)        (10,729)          (8,518)          (6,662)
                                               --------        --------         --------         --------

Estimated Cash Available from
  Operations                                    104,664         152,093          121,321           94,633

Depreciation and Amortization
  Expense (4)                                   (19,893)        (18,015)         (23,725)         (15,904)
                                               --------        --------         --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                     $ 84,771        $134,078         $ 97,596         $ 78,729
                                               ========        ========         ========         ========

                                                See Footnotes

                                                    -52-



                                  Boston Market        Jack in the Box        Jack in the Box         KFC
                                 Stafford, TX (8)   Channelview, TX (5)(7)   Garland, TX (5)(7)   Putnam, CT
                                 ----------------   ----------------------   ------------------   ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                       $111,894               $103,419               $ 95,952         $ 89,960

Asset Management Fees (2)             (6,409)                (6,048)                (5,611)          (4,768)

General and Administrative
  Expenses (3)                        (6,937)                (6,412)                (5,949)          (5,578)
                                    --------               --------               --------         --------

Estimated Cash Available from
  Operations                          98,548                 90,959                 84,392           79,614

Depreciation and Amortization
  Expense (4)                        (17,411)               (18,151)               (15,598)         (13,688)
                                    --------               --------               --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company          $ 81,137               $ 72,808               $ 68,794         $ 65,926
                                    ========               ========               ========         ========

                                                See Footnotes

                                                    -53-

                                                 Total
                                              ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                 $6,900,106

Asset Management Fees (2)                       (393,506)

General and Administrative
  Expenses (3)                                  (427,804)
                                              ----------

Estimated Cash Available from
  Operations                                   6,078,796

Depreciation and Amortization
  Expense (4)                                   (930,553)
                                              ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                    $5,148,243
                                              ==========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Arvada Property               October 13, 1997
      Liberty #1 Property           October 13, 1997
      Dearborn Property             October 13, 1997
      Enumclaw Property             October 13, 1997
      Guadalupe Property            November 12, 1997
      Scottsdale Property           September 14, 1997
      Bacliff Property              October 26, 1997
      Indianapolis Property         October 26, 1997
      San Antonio Property          October 27, 1997
      Baltimore Property            November 2, 1997
      Gambrills Property            November 2, 1997
      Jessup Property               November 2, 1997
      Lansing Property              November 2, 1997
      Riverdale Property            November 2, 1997
      Vacaville Property            November 2, 1997
      Waldorf Property              November 2, 1997
      Springfield Property          November 2, 1997
      Jacksonville #1 Property      November 2, 1997
      Corpus Christi Property       November 17, 1997
      Starke Property               September 19, 1997
      Fresno Property               November 26, 1997
      Corinth Property              December 2, 1997
      Jacksonville #2 Property      December 3, 1997
      Enid Property                 December 14, 1997
      Liberty #2 Property           December 16, 1997
      Channelview Property          December 29, 1997
      Garland Property              December 29, 1997

(6) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(7) The lessee of the Enumclaw, Bacliff, Fresno, Corinth, Channelview and Garland Properties is the same unaffiliated lessee.

(8) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Southlake and Stafford Properties is the same unaffiliated lessee.

(9) The lessee of the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties is the same unaffiliated lessee.

(10) The lessee of the Leesburg and Fairfax Properties is the same unaffiliated lessee.

(11) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville, Louisville, Mobile, Montgomery, Nashville, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS

                                                                       Page

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of March 31, 1997           59

   Pro Forma Consolidated Statement of Earnings for the
     quarter ended March 31, 1997                                      60

   Pro Forma Consolidated Statement of Earnings for the
     year ended December 31, 1996                                      61

   Notes to Pro Forma Consolidated Financial Statements
     for the quarter ended March 31, 1997 and the year
     ended December 31, 1996                                           62

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through March 31, 1997, including the receipt of $177,015,590 in gross offering proceeds from the sale of 17,701,559 shares of common stock and the application of such proceeds to purchase 123 properties (including 68 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 11 properties which consist of building only and 43 properties consisting of land only), 17 of which were under construction at March 31, 1997, to provide mortgage financing to the lessees of the 43 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses,
(ii) the receipt of $36,562,502 in gross offering proceeds from the sale of 3,656,251 additional shares of common stock during the period April 1, 1997 through June 12, 1997, and (iii) the application of such funds and $39,734,272 of cash and cash equivalents at March 31, 1997, to purchase 52 additional properties acquired during the period April 1, 1997 through June 12, 1997 (27 of which are under construction and consist of land and building, 23 properties which consist of land and building, one property which consists of land only and one property which consists of building only), to pay additional costs for the 17 properties under construction at March 31, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of March 31, 1997, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on March 31, 1997.

      The Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for six of the properties that were acquired by the Company during the period January 1, 1996 through June 12, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or
(2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through June 12, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997


                                                 Pro Forma
            ASSETS               Historical     Adjustments      Pro Forma
                                ------------  ----------------  ------------

Land and buildings on operating
  leases, less accumulated
  depreciation                  $ 82,040,349  $ 55,434,634 (a)  $137,474,983
Net investment in direct
  financing leases (b)            19,816,023    14,836,103 (a)    34,652,126
Cash and cash equivalents         44,132,920   (39,734,272)(a)     4,398,648
Restricted cash                      231,787                         231,787
Receivables                          334,698                         334,698
Mortgage notes receivable         17,803,151                      17,803,151
Organization costs, less
  accumulated amortization            12,682                          12,682
Loan costs, less accumulated
  amortization                        25,599                          25,599
Accrued rental income                606,879                         606,879
Other assets                       2,718,273    (1,927,623)(a)       790,650
                                ------------  ------------      ------------

                                $167,722,361  $ 28,608,842      $196,331,203
                                ============  ============      ============

      LIABILITIES AND
    STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                  $  5,469,649                    $  5,469,649
  Accrued interest payable            13,936                          13,936
  Accrued construction costs
    payable                        4,409,764  $ (4,409,764)(a)            -
  Accounts payable and other
    accrued expenses                  83,986                          83,986
  Due to related parties             733,581                         733,581
  Rents paid in advance              227,391                         227,391
  Deferred rental income             592,125        26,353 (a)       618,478
  Other payables                      13,495                          13,495
                                ------------  ------------      ------------
      Total liabilities           11,543,927    (4,383,411)        7,160,516
                                ------------  ------------      ------------

Minority interest                    287,647                         287,647
                                ------------  ------------      ------------

Stockholders' equity:
  Preferred stock, without
    par value.  Authorized and
    unissued 3,000,000 shares             -                               -
  Excess shares, $.01 par value
    per share.  Authorized and
    unissued 23,000,000 shares            -                               -
  Common stock, $.01 par value
    per share.  Authorized
    20,000,000 shares; issued
    and outstanding 17,721,559
    shares; issued and
    outstanding, as adjusted,
    21,377,810 shares                177,215        36,563 (a)       213,778
  Capital in excess of par
    value                        157,115,036    32,955,690 (a)   190,070,726
  Accumulated distributions in
    excess of net earnings        (1,401,464)                     (1,401,464)
                                ------------  ------------      ------------
                                 155,890,787    32,992,253       188,883,040
                                ------------  ------------      ------------

                                $167,722,361  $ 28,608,842      $196,331,203
                                ============  ============      ============

                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         QUARTER ENDED MARCH 31, 1997


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $1,643,074   $    8,188 (1)  $1,651,262
  Earned income from
    direct financing leases (2)          446,711                      446,711
  Interest income from
    mortgage notes receivable            375,357                      375,357
  Other interest and income              474,416       (8,185)(3)     466,231
                                      ----------   ----------      ----------
                                       2,939,558            3       2,939,561
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       255,456                      255,456
  Professional services                   38,463                       38,463
  Asset and mortgage management
    fees to related party                110,516        2,126 (4)     112,642
  State and other taxes                   35,350                       35,350
  Depreciation and amortization          240,038        2,142 (6)     242,180
                                      ----------   ----------      ----------
                                         679,823        4,268         684,091
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           2,259,735       (4,265)      2,255,470

Minority Interest in Income of
  Consolidated Joint Venture              (7,893)                      (7,893)
                                      ----------   ----------      ----------

Net Earnings                          $2,251,842   $   (4,265)     $2,247,577
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $     0.14                   $     0.14
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                     15,630,532                   15,630,532
                                      ==========                   ==========

                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $3,717,886   $   62,167 (1)  $3,780,053
  Earned income from
    direct financing leases (2)          625,492       34,282 (1)     659,774
  Contingent rental income                13,920                       13,920
  Interest income from
    mortgage notes receivable          1,069,349                    1,069,349
  Other interest and income              780,037      (33,667)(3)     746,370
                                      ----------   ----------      ----------
                                       6,206,684       62,782       6,269,466
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       542,564                      542,564
  Professional services                   58,976                       58,976
  Asset and mortgage management
    fees to related party                251,200        7,945 (4)     259,145
  State and other taxes                   56,184        1,218 (5)      57,402
  Depreciation and amortization          521,871        6,852 (6)     528,723
                                      ----------   ----------      ----------
                                       1,430,795       16,015       1,446,810
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           4,775,889       46,767       4,822,656

Minority Interest in Income of
  Consolidated Joint Venture             (29,927)                     (29,927)
                                      ----------   ----------      ----------

Net Earnings                          $4,745,962   $   46,767      $4,792,729
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $     0.59                   $     0.59
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                      8,071,670                    8,071,670
                                      ==========                   ==========

                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $36,562,502 from the issuance of 3,656,251 shares of common stock during the period April 1, 1997 through June 12, 1997, the receipt of $26,353 of rental income during construction (capitalized as deferred rental income), and $39,734,272 of cash and cash equivalents used (i) to acquire 52 properties for $63,966,006 of which one property consists of building only, one property consists of land only and 50 properties consist of land and building, (ii) to fund estimated construction costs of $7,141,559 ($4,409,764 of which was accrued as construction costs payable at March 31, 1997) relating to 17 wholly-owned properties under construction at March 31, 1997, (iii) to pay acquisition fees of $1,645,313 and reclassify from other assets $1,927,623 of acquisition fees previously incurred relating to the acquired properties and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $3,570,249, which have been netted against capital in excess of par value.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                Estimated purchase
                                                 price (including
                                                 construction and
                                                  closing costs)       Acquisition fees
                                                  and additional         allocated to
                                                construction costs         property           Total
                                                ------------------     ----------------    -----------

      Jack in the Box in Oxnard, CA                $ 1,244,340            $   66,661       $ 1,311,001
      Bennigan's in Arvada, CO                       1,907,025               102,162         2,009,187
      Boston Market in Cedar Park, TX                  820,389                43,949           864,338
      Boston Market in Collinsville, IL                786,924                42,157           829,081
      Boston Market in Taylorsville, UT              1,296,749                69,469         1,366,218
      Burger King in Ooltewah, TN                    1,200,786                64,328         1,265,114
      Boston Market in Arvada, CO                    1,140,718                61,110         1,201,828
      Boston Market in Liberty, MO                     755,854                40,492           796,346
      Einstein Bros. Bagels in Dearborn, MI            659,867                35,350           695,217
      Jack in the Box in Enumclaw, WA                  842,431                45,130           887,561
      Shoney's in Guadalupe, AZ                      1,445,517                77,438         1,522,955
      Black-eyed Pea in Scottsdale, AZ                 768,363                41,162           809,525
      Pizza Hut in Dover, OH                           224,378                12,020           236,398
      Jack in the Box in Bacliff, TX                 1,048,420                56,165         1,104,585
      Boston Market in Indianapolis, IN              1,648,988                88,339         1,737,327
      Boston Market in San Antonio, TX                 749,581                40,156           789,737
      Boston Market in Baltimore, MD                 1,366,123                73,185         1,439,308
      Boston Market in Gambrills, MD                 1,253,116                67,131         1,320,247
      Boston Market in Jessup, MD                    1,273,959                68,248         1,342,207
      Boston Market in Lansing, MI                   1,024,386                54,878         1,079,264
      Boston Market in Riverdale, MD                 1,031,598                55,264         1,086,862
      Boston Market in Vacaville, CA                 1,424,970                76,338         1,501,308
      Boston Market in Waldorf, MD                   1,345,516                72,081         1,417,597
      Einstein Bros. Bagels in Springfield, VA         626,546                33,565           660,111
      Golden Corral in Jacksonville, FL              1,581,435                84,721         1,666,156
      Golden Corral in Corpus Christi, TX            1,478,274                79,192         1,557,466
      IHOP in Leesburg, VA                           1,177,929                63,103         1,241,032
      Popeyes in Starke, FL                            572,263                30,657           602,920
      Jack in the Box in Fresno, CA                    838,981                44,945           883,926
      Jack in the Box in Corinth, TX                   954,333                51,125         1,005,458
      Ruth's Chris Steak House in Tampa, FL          2,021,130               108,275         2,129,405
      Golden Corral in Jacksonville, FL              1,578,529                84,564         1,663,093
      Charley's Place in King of Prussia, PA         1,432,248                76,728         1,508,976
      Charley's Place in McLean, VA                  1,544,915                82,763         1,627,678
      Darryl's in Evansville, IN                     1,454,068                77,897         1,531,965
      Darryl's in Hampton, VA                        1,199,696                64,269         1,263,965
      Darryl's in Huntsville, AL                     1,363,221                73,030         1,436,251
      Darryl's in Knoxville, TN                      1,227,859                65,778         1,293,637
      Darryl's in Louisville, KY                     1,477,432                79,148         1,556,580
      Darryl's in Mobile, AL                         1,422,271                76,193         1,498,464
      Darryl's in Montgomery, AL                     1,227,992                65,785         1,293,777
      Darryl's in Nashville, TN                      1,181,527                63,296         1,244,823
      Darryl's in Orlando, FL                        2,135,420               114,398         2,249,818
      Darryl's in Pensacola, FL                      1,054,342                56,483         1,110,825
      Darryl's in Raleigh #1, NC                     1,272,374                68,163         1,340,537
      Darryl's in Raleigh #2, NC                     1,749,321                93,714         1,843,035
      Darryl's in Richmond #1, VA                    1,317,797                70,596         1,388,393
      Darryl's in Richmond #2, VA                      908,986                48,696           957,682
      Darryl's in Winston-Salem, NC                  1,181,527                63,296         1,244,823
      Houlihan's in Bethel Park, PA                  1,363,221                73,030         1,436,251
      Houlihan's in Langhorne, PA                    1,385,933                74,246         1,460,179
      Houlihan's in Plymouth Meeting, PA             1,976,438               105,881         2,082,319
      17 wholly owned properties under
        construction at March 31, 1997               2,731,795               146,186         2,877,981
                                                   -----------           -----------       -----------

                                                   $66,697,801           $ 3,572,936       $70,270,737
                                                   ===========           ===========       ===========

      Adjustment classified as follows:
          Land and buildings on operating leases                                           $55,434,634
          Net investment in direct financing leases                                         14,836,103
                                                                                           -----------

                                                                                           $70,270,737
                                                                                           ===========

                                     -63-

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for six of the properties acquired during the period January 1, 1996 through June 12, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of
      (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the six Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                           --------------   ---------------

            Mr. Fable's in Grand
              Rapids, MI                     March 1996      January 1996
            Denny's in McKinney, TX           June 1996       January 1996
            Boston Market in Merced, CA     October 1996       July 1996
            Boston Market in
              St. Joseph, MO                December 1996      June 1996
            Burger King in Kent, OH         February 1997    December 1996
            Golden Corral in
              Hopkinsville, KY              February 1997     October 1996

      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

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

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Statement of Earnings - Continued:

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the quarter ended March 31, 1997 and the year ended December 31, 1996.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,126,000 and $4,762,000 for the Pro Forma Properties for the quarter ended March 31, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1997 and the year ended December 31, 1996.

                                     -65-